Annual Shareholders’ Meeting April 18, 2013 Iowa City, Iowa 4/15/2013

4/15/2013 *Non-GAAP; excludes goodwill impairment charges 2 Review 2012: Another Year of Progress Net Income $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $2,733 $4,409 $10,130 $13,317 $16,751 2008* 2009 2010 2011 2012 (in thousands)

4/15/2013 *Non-GAAP; excludes goodwill impairment charges **Non-GAAP; excludes pension termination expense and gain on sale of Home Mortgage Center 3 Review 2012: Another Year of Progress 10.98% 8.69% 10.67% 3.57%* 3.64% 7.66% 9.51% 11.92%** 2005 2006 2007 2008* 2009 2010 2011 2012** Return on Average Tangible Common Equity

4/15/2013 4 Review 2012: Another Year of Progress $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 $2.00 $1.96 Earnings Per Share 2000 - 2012 ISB Financial Corp. MOFG * Non-GAAP; excludes goodwill impairment charge

4/15/2013 Data provided by SNL Financial. 5 Why MidWestOne? Index 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 MidWestOne Financial Group, Inc. 100.00 55.24 50.81 89.15 87.58 125.14 NASDAQ Composite 100.00 60.02 87.24 103.08 102.26 120.42 SNL-Midwestern Banks Index 100.00 65.79 55.75 69.23 65.39 78.71 25 50 75 100 125 150 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 In d e x V a lu e Total Return Performance MidWestOne Financial Group, Inc. NASDAQ Composite SNL-Midwestern Banks Index

MidWestOne Financial Group, Inc.

Top Ten Iowa-based Bank Holding Companies by Asset Size

Institution	Ticker	City	Assets (2012)
Heartland Financial USA, Inc.	HTLF	Dubuque	$4,984,561
BTC Financial Corp.	-	Des Moines	$3,311,819
Hills Bancorporation	HBIA	Hills	$2,099,720
QCR Holdings, Inc.*	QCRH	Moline	$2,093,730
MidWest*One* Financial Group, Inc.	**MOFG**	**Iowa City**	**$1,792,819**
Northwest Financial Corp.	-	Arnolds Park	$1,578,686
West Bancorporation, Inc.	WTBA	West Des Moines	$1,448,175
ATBancorp	-	Dubuque	$1,368,265
Ames National Corporation	ATLO	Ames	$1,217,692
Ida Grove Banchsares, Inc.	-	Ida Grove	$1,217,358
Stark Bank Group, Ltd.	-	Fort Dodge	$1,180,557

*QCRH is based in Moline, IL

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4/15/2013 Values in thousands 6

4/15/2013 7 Publicly Traded Iowa Depository Institutions Market Capitalization and price data as of 03/31/2013 Source: SNL Financial *QCRH is based in Moline, Il Company City Ticker Market Cap ($M) Price Change 3 Year (%) Price Change 1 Year (%) MidWestOne Financial Group, Inc. Iowa City MOFG 198.1 91.85 18.69 West Bancorporation, Inc. West Des Moines WTBA 189.9 65.30 13.29 Heartland Financial USA, Inc. Dubuque HTLF 401.5 46.86 48.88 Iowa First Bancshares Corp. Muscatine IOFB 36.5 44.44 15.82 QCR Holdings, Inc. * Moline QCRH 53.2 41.40 36.80 Hills Bancorporation Hills HBIA 336.5 39.22 10.08 Meta Financial Group, Inc. Storm Lake CASH 148.5 6.12 26.45 Ames National Corporation Ames ATLO 182.1 -1.66 -15.18 Two Rivers Financial Group, Inc. Burlington TRVR 41.1 -4.11 25.00 National Bancshares, Inc. Bettendorf NABA 12.0 -75.00 -40.00 Iowa Average 162.5 29.50 13.70 Iowa Median 165.3 41.80 17.30

4/15/2013 8 Balance Sheet Trends 2008 - 2012 $750,000 $950,000 $1,150,000 $1,350,000 $1,550,000 $1,750,000 $1,950,000 2008 2009 2010 2011 2012 $1,033,812 $1,073,068 $1,792,819 Bank Loans Loans + Pools Total Assets (Bank) (in thousands) $1,508,962 $1,096,769 $1,003,837

Loan Loss Reserve 2007 2008 2009 2010 2011 2012 LLR / Total Loans 1.36% 1.08% 1.44% 1.62% 1.59% 1.60% Charge-offs 2007 2008 2009 2010 2011 2012 NCO’s/ Avg. Loans 0.09% 0.48% 0.48% 0.50% 0.30% 0.21% 4/15/2013 Bank portfolio only; excludes loan pools 9 Bank Credit Quality Trends Nonperforming Assets: 2007 2008 2009 2010 2011 2012 NPA’s/ Total Assets 0.18% 1.08% 1.14% 1.49% 1.31% 0.83% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2007 2008 2009 2010 2011 2012 NPA’s/ Total Assets NCO’s/ Avg. Loans LLR / Total Loans

Deposit Portfolio: 2008 2009 2010 2011 2012 Total Deposits $1,128,189 $1,179,868 $1,219,328 $1,306,642 $1,399,733 4/15/2013 10 Liquidity Loan / Deposit Ratio 2008 2009 2010 2011 2012 Bank + Pools/ Deposit 98.38% 89.18% 82.51% 79.47% 76.66% $1,000,000 $1,100,000 $1,200,000 $1,300,000 $1,400,000 2008 2009 2010 2011 2012 $1,399,733 Total Deposits (in thousands)

4/15/2013 11 2012 Expense Control Success Non-Interest Expense: 2008 – 2012 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2008 2009 2010 2011 2012 $65,999 $45,579 $43,289 $42,235 $42,872 $27,295 Goodwill Impairment $31,704 (in thousands) $27,295

4/15/2013 12 Rewarding Our Shareholders  Share Repurchase Program:  MOFG Stock Price: •1/3/2012: $15.37 •12/31/2012: $20.51  Dividend increased from $0.34  $0.50 annually • 104,518 Shares repurchased at $17.32 (average) in 2012 • $4,864,895 returned to our shareholders via dividends and share repurchases in 2012

4/15/2013 *2008 exclusive of goodwill impairment; **2012 exclusive of pension termination expense and gain on sale of HMC 13 On Our Mind… Thinking about how we deliver to our customers  Profitable Growth  Realizing Efficiency Improvements 0 20 40 60 80 2008* 2009 2010 2011 2012** Efficiency Ratio(%)

4/15/2013 14 Regulation

4/15/2013 15 Serving Our Communities

4/15/2013 16 MOFG Board of Directors

Name Position Banking Experience Years with MidWestOne Charles N. Funk President & CEO 34 Years 13 Years Susan R. Evans Chief Operating Officer 37 Years 12 Years Kent L. Jehle EVP, Chief Credit Officer 32 Years 27 Years Gary J. Ortale EVP, Chief Financial Officer 35 Years 26 Years Douglas L. Benjamin SVP, Regional President 25 Years 9 Years James M. Cantrell SVP, Chief Risk Officer 27 Years 4 Years Barbara A. Finney SVP, Regional President 21 Years 16 Years Sondra J. Harney SVP, Director of Human Resources 34 Years 34 Years John J. Henk SVP, Chief Information Officer 26 Years 7 Years Steven P. Hicks SVP, Regional Credit Manager 25 Years 22 Years Pamela S. Pothoven SVP, Regional President 30 Years 7 Years Gregory W. Turner SVP, Wealth Management 16 Years 5 Years 4/15/2013 17 Executive Management Team

4/15/2013 18 Our Operating Principles 1. Take care of our customers … and those who should be 2. Hire and retain excellent employees 3. Always conduct yourself with the utmost integrity 4. Work as one team 5. Learn constantly so we can continually improve

Thank you for joining us. 4/15/2013